EXHIBIT 3.20(a)

CERTIFICATE OF INCORPORATION

OF

ARCO France, Inc.

1. The name of the corporation is ARCO France, Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of common stock which the corporation shall have authority to issue is One Hundred Thousand (100,000) and the par value of each of such shares is One Hundred Dollars ($100.00) amounting in the aggregate to Ten Million Dollars ($10,000,000.00).

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
K. L. Husfelt	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

S. M. Fraticelli	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

S. J. Eppard	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 19th day of February, 1985.

/s/ K. L. Husfelt
K. L. Husfelt

/s/ S. M. Fraticelli
S. M. Fraticelli

/s/ S. J. Eppard
S. J. Eppard

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

ARCO FRANCE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors and the sole stockholder, by unanimous written consent of the Board of Directors and written consent of the sole stockholder, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that, pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of ARCO FRANCE, INC. be amended by changing the First Article thereof, so that, as amended, said Article shall be and read as follows:

“1. The name of the corporation is LYONDELL FRANCE, INC.”

SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

THIRD: That the Effective Date of this Certificate of Amendment shall be December 31, 1998.

IN WITNESS WHEREOF, ARCO FRANCE, INC. has caused this Certificate of Amendment to be signed by Robert J. Millstone, its Vice President, and attested by Valerie H. Perry, its Assistant Secretary, this 18th day of December, 1998.

ARCO FRANCE, INC.

By:	/s/ Robert J. Millstone
Vice President

ATTEST:	/s/ Valerie H. Perry
Assistant Secretary